Exhibit 31.1 Certification of the Chief Executive Officer of Dignyte, Inc., pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Darwin Fogt, certify that:

1. I have reviewed this Annual Report on Form 10-K for the fiscal year ended December 31, 2013 of eWellness Healthcare Corporation. (the “registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances made, not misleading with respect to the period covered by this report;

Date: June 25, 2014

/s/ Darwin Fogt
Darwin Fogt, Chief Executive Officer (Principal Executive Officer)